As filed with the Securities and Exchange Commission on February 28, 1996

                  Registration Statement No. 33-____________


                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549
                       ____________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

                      RICHFOOD HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)

      Virginia                            54-1438602
   (State or other                      (I.R.S. Employer
   jurisdiction of                     Identification Number)
   incorporation or
   organization)
                        8258 Richfood Road
               Mechanicsville, Virginia  23111-2008
    (Address of principal executive office, including zip code)

                         SUPER RITE FOODS
               EMPLOYEE INVESTMENT OPPORTUNITY PLAN
                     (Full title of the plan)
                       ____________________

                         Donald D. Bennett
               Chairman and Chief Executive Officer
                      Richfood Holdings, Inc.
                        8258 Richfood Road
               Mechanicsville, Virginia  23111-2008
                           804-746-6000
      (Name, address and telephone number, including area code,
                          of agent for service)

                          With a copy to:

                          Gary E. Thompson
                          Hunton & Williams
                      Riverfront Plaza - East Tower
                         951 East Byrd Street
                     Richmond, Virginia  23219-4074





                    CALCULATION OF REGISTRATION FEE

                           Proposed
                           maximum      Proposed
 Title of                  aggregate    maximum
securities        Amount     offering     aggregate    Amount of
  to be           to be     price per    offering    registration
registered     registered    share(1)    price(1)        fee

Common Stock,     75,000
no par value(2)   shares    $27.50    $2,062,500.00   $711.21


     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on February 21, 1996.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests in the employee benefit plan described herein.

EXPLANATORY NOTE: Effective October 15, 1995, pursuant to an Agreement and Plan of Reorganization, dated as of June 26, 1995, as amended, by and between Richfood Holdings, Inc. (the "Company") and Super Rite Corporation ("Super Rite"), and the related Plan of Merger, SR Acquisition, Inc., a wholly-owned subsidiary of the Company, merged with and into Super Rite and Super Rite became a wholly-owned subsidiary of the Company. As part of the transaction, the Company assumed Super Rite's obligations under the Super Rite Foods Employee Investment Opportunity Plan (the "Plan").

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Commission are incorporated herein by reference:

          (a) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994;

          (b) the Company's Annual Report on Form 10-K for the fiscal year ended April 29, 1995, as amended by Form 10-K/A1 filed with the Commission on September 6, 1995;

          (c) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 22, 1995, October 14, 1995 and
January 6, 1996;

          (d) the Company's Current Reports on Form 8-K filed with the Commission on July 12, 1995, October 30, 1995 and
November 30, 1995; and

          (e) the Company's Joint Proxy Statement/Prospectus dated September 7, 1995, included in the Company's Registration
Statement on Form S-4 filed with the Commission (File No.
33-62413) on September 7, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the Amended and Restated Articles of Incorporation of the Company require, indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Amended and Restated Articles of Incorporation require indemnification of directors and officers with respect to any liability, expenses or other amounts incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company's Amended and Restated Articles of Incorporation provide that, to the full extent that the Virginia Stock Corporation Act permits elimination of the liability of directors or officers, no director or officer of the Company shall be liable to the Company or its stockholders for any monetary damages. The Company may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.    Exhibit

4.1       Restated Super Rite Foods Employee Investment
          Opportunity Plan.

4.2       Amendment #1 to the Super Rite Foods Employee
          Investment Opportunity Plan.

4.3 Articles III and IV of the Company's Amended and Restated Articles of Incorporation (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the twelve week period ended July 24, 1993).

4.4       Article V of the Company's Amended and Restated Bylaws
          (incorporated by reference to the Company's Annual
          Report on Form 10-K for the fiscal year ended April 29,
          1995).

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Awareness Letter of Coopers & Lybrand L.L.P.

23.4      Consent of Coopers & Lybrand L.L.P.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii)To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section
13 or 15(d) of the Exchange Act that are incorporated by reference herein.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that the registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mechanicsville, Virginia, on this 28th day of February, 1996.

                            RICHFOOD HOLDINGS, INC.
                               (registrant)


                            By /s/ Donald D. Bennett


                               Donald D. Bennett
                               Chairman of the Board of Directors
                               and Chief Executive Officer


                        POWER OF ATTORNEY

     Each of the directors and/or officers of the registrant whose signature appears below hereby appoints Donald D. Bennett, John E. Stokely and Daniel R. Schnur, or any of them, as his or her attorney-in-fact to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 28, 1996.


           Signature                      Title


By     /s/ Donald D. Bennett       Chairman of the Board of
       Donald D. Bennett           Directors and Chief Executive
                                   Officer
                                   (principal executive officer)


By     /s/ John E. Stokely         Director, President and
       John E. Stokely             Chief Operating Officer




By     /s/ J. Stuart Newton        Senior Vice President -
       J. Stuart Newton            Finance and Chief Financial
                                   Officer
                                   (principal financial officer)


By     /s/ David W. Hoover         Vice President - Finance
       David W. Hoover             (principal accounting officer)


By     /s/ Roger L. Gregory        Director
       Roger L. Gregory


By     /s/ Grace E. Harris         Director
       Grace E. Harris


By     /s/ John C. Jamison         Director
       John C. Jamison


By     /s/ Michael E. Julian, Jr.  Director
       Michael E. Julian, Jr.


By     /s/ G. Gilmer Minor, III    Director
       G. Gilmer Minor, III


By                                 Director
       Claude B. Owen, Jr.


By                                 Director
       John F. Rotelle


By     /s/ Albert F. Sloan         Director
       Albert F. Sloan

By     /s/ George H. Thomazin      Director
       George H. Thomazin


By     /s/ James E. Ukrop          Director
       James E. Ukrop


By                                 Director
       Edward Villanueva




     The Plan.  Pursuant to the requirements of the Securities
Act, the trustees of the Plan have caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized, in the City of Harrisburg, State of Pennslyvania, on this 28th day of February, 1996.

                                   SUPER RITE FOODS EMPLOYEE
                                   INVESTMENT OPPORTUNITY PLAN


                                   By: /s/ John J. Harrison
                                       John J. Harrison
                                       Trustee


                          EXHIBIT INDEX



                                                    Sequentially
     Exhibit No.       Description                  Numbered Page

         4.1       Restated Super Rite Foods
                   Employee Investment Opportunity
                   Plan.

         4.2       Amendment #1 to the Super Rite
                   Foods Employee Investment
                   Opportunity Plan.

         4.3       Articles III and IV of the
                   Company's Amended and Restated
                   Articles of Incorporation
                   (incorporated by reference
                   to the Company's Quarterly Report
                   on Form 10-Q for the twelve week
                   period ended July 24, 1993).

         4.4       Article V of the Company's Amended
                   and Restated Bylaws (incorporated by
                   reference to the Company's Annual
                   Report on Form 10-K for the fiscal year
                   ended April 29, 1995).

         23.1      Consent of KPMG Peat Marwick LLP.

         23.2      Consent of Coopers & Lybrand L.L.P.

         23.3      Awareness Letter of Coopers & Lybrand L.L.P.

         23.4      Consent of Coopers & Lybrand L.L.P.